Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT

REPORTS THIRD QUARTER 2024 RESULTS

Exton, PA, August 9, 2024 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) ("IS&S" or the "Company"), a company specializing in the engineering, manufacturing, and supply of advanced avionic solutions, today reported financial results for the three and nine months ended June 30, 2024. Investors are encouraged to read the Company’s quarterly report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details, and will be posted at www.innovative-ss.com.

THIRD QUARTER 2024 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

•	Net revenue of $11.8 million, +47.8%

•	Gross profit of $6.3 million, +32.6%; gross margin of 53.4%

•	Net Income of $1.6 million, or $0.09 per diluted share; Adjusted Net Income(1) of $1.9 million, or $0.11 per diluted share

•	Adjusted EBITDA(2) of $3.1 million, +61%

•	Year-to-date free cash flow(3) of $4.8 million, up from $0.8 million

•	Net leverage of 0.8x as of June 30, 2024

(1)	Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliations of adjusted net income to net income and of adjusted diluted EPS to diluted earnings per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.

(2)	Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(3)	Free cash flow is a non-GAAP measure. Reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

MANAGEMENT COMMENTARY

“Our positive business momentum continued during the third quarter, as program execution on both new and existing platforms contributed to a 48% increase in total revenue from the third quarter last year,” stated Shahram Askarpour, Chief Executive Officer of IS&S. “Specifically, we continue to benefit from strong execution under our previously acquired Honeywell product lines, and we are also looking forward to additional opportunities in fiscal 2025 resulting from our recently announced transaction with Honeywell.”

“We’ve demonstrated our ability to deliver growth in free cash flow over time while maintaining strict financial discipline,” stated Jeffrey DiGiovanni, Chief Financial Officer of IS&S. “Since the completion of our Honeywell product line acquisition announced in July 2023, we’ve reduced net leverage from 2.9x to 0.8x at the end of the third quarter, while our total cash and availability under our credit line has increased to $21 million as of June 30, 2024, affording us significant optionality with which to invest in our growth initiatives.”

"We continue to execute at a high level and are well positioned as we look toward fiscal 2025,” noted Askarpour. “Our experienced management team, track record of execution, and favorable demand outlook across our general aviation, commercial air transport, and military verticals position IS&S for significant value creation, over time.”

THIRD QUARTER 2024 PERFORMANCE

Third quarter revenue was $11.8 million, an increase of 47.8% compared to the same period last year, driven by contributions from the acquired Honeywell product lines, as well as incremental product extensions to the acquired platforms.

Gross profit was $6.3 million during the third quarter of 2024, an increase of 32.6% compared to the third quarter of last year. Third quarter gross margin was 53.4%, up sequentially from 52.0% in the second quarter of 2024, as the Company continues to gain efficiencies from the Honeywell product lines. IS&S expects to gain additional efficiencies from the Honeywell product lines and increase gross margin as the Company brings more repair work in-house, insources additional sub-assemblies and gains leverage through revenue synergies.

Third quarter 2024 operating expenses were $4.2 million, compared to $3.2 million in the third quarter of last year owing to incremental costs related to the acquired product lines and investments in growth initiatives. However, operating expenses represented only 36.1% of revenue during the third quarter, down from 40.8% in the third quarter of last year owing to the operating leverage resulting from increased revenues. Operating margin decreased to 17.3% during the third quarter, from 18.7% in the third quarter of last year.

Adjusted EBITDA was $3.1 million during the third quarter, up from $1.9 million in the third quarter of last year due to the contribution from the Honeywell products and operating expense leverage. Adjusted EBITDA margin was 26.1% during the third quarter of 2024, up from 24.0% in the same period last year owing to the operating expense leverage, partially offset by the lower gross margins.

New orders in the third quarter of fiscal 2024 were $10.6 million, and backlog as of June 30, 2024, was $9.3 million. The backlog includes only purchase orders in hand and excludes orders from the Company’s OEM customers under long-term programs, such as Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk and the Boeing KC-46A. IS&S expects these programs to remain in production for several years and anticipates they will continue to generate future sales. Further, due to their nature, the products licensed from Honeywell do not typically enter backlog.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of June 30, 2024, total debt was $9.9 million. Cash and cash equivalents as of June 30, 2024, were $0.5 million, resulting in net debt of $9.3 million. Net leverage was 0.8x at the end of the third quarter 2024, down from 2.1x at the end of fourth quarter 2023, highlighting the strong cash flow generation of the business. As of June 30, 2024, IS&S had total cash and availability under its credit line of approximately $20.7 million.

Cash flow from operations was $5.2 million during the first nine months of 2024 compared to $0.9 million in the same period last year. Year-to-date capital expenditures were $0.4 versus $0.2 million in the same period last year. Free cash flow increased to $4.8 million during the first nine months of 2024, up from $0.8 million in the same period last year.

THIRD QUARTER 2024 RESULTS CONFERENCE CALL

IS&S will host a conference call at 9:00 AM ET on Friday August 9, 2024, to discuss the Company’s third quarter 2024 results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the IS&S website at https://innovative-ss.com/iss-investor-relations/events-presentations/, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live:	(877) 300-8521
International Live:	(412) 317-6026

To listen to a replay of the teleconference, which will be available through August 23, 2024:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Passcode:	10191208

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for adjusted EBITDA and adjusted EBITDA margin), diluted earnings per share (for adjusted diluted EPS) or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation, amortization, and certain items of income and expense, transaction-related acquisition and integration expenses, severance, and certain non-recurring items. The Company believes that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management to assess the Company’s financial performance. The Company believes that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of the Company’s financial performance. The Company believes that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	exclude the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;

•	do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•	exclude certain tax payments that may represent a reduction in available cash.

Adjusted diluted EPS measures the Company’s per share earnings excluding certain expenses as discussed above for adjusted net income. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. The Company believes adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, references to “fiscal 2025”, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	September 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$521,041	$3,097,193
Accounts receivable	7,329,662	9,743,714
Contract assets	1,098,301	487,139
Inventories	14,540,172	6,139,713
Prepaid inventory	1,899,013	12,069,114
Prepaid expenses and other current assets	984,684	1,073,012
Assets held for sale	—	2,063,818

Total current assets	26,372,873	34,673,703

Goodwill	4,074,466	3,557,886
Intangible assets, net	16,089,821	16,185,321
Property and equipment, net	11,590,207	7,892,427
Deferred income taxes	1,109,598	456,392
Other assets	545,980	191,722

Total assets	$59,782,945	$62,957,451

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$9,859,074	$2,000,000
Accounts payable	3,343,876	1,337,275
Accrued expenses	2,818,405	2,918,325
Contract liability	131,534	143,359

Total current liabilities	16,152,889	6,398,959

Long-term debt	—	17,500,000
Other liabilities	448,931	421,508

Total liabilities	16,601,820	24,320,467

Commitments and contingencies

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2024 and September 30, 2023	—	—
Common stock, $.001 par value: 75,000,000 shares authorized, 19,590,156 and 19,543,441 issued at June 30, 2024 and September 30, 2023, respectively	19,589	19,543
Additional paid-in capital	55,043,174	54,317,265
Retained earnings	9,486,899	5,668,713
Treasury stock, at cost, 2,096,451 shares at June 30, 2024 and at September 30, 2023	(21,368,537)	(21,368,537)
Total shareholders’ equity	43,181,125	38,636,984
Total liabilities and shareholders’ equity	$59,782,945	$62,957,451

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net Sales:
Product	$5,127,056	$6,575,411	$14,446,753	$17,608,769
Customer service	6,408,961	1,318,214	15,734,430	3,774,666
Engineering development contracts	229,618	65,583	1,632,031	432,482
Total net sales	11,765,635	7,959,208	31,813,214	21,815,917

Cost of sales:
Product	2,106,629	2,831,511	6,235,668	7,450,205
Customer service	3,101,875	371,359	7,291,096	1,088,014
Engineering development contracts	277,310	21,692	901,104	79,098
Total cost of sales	5,485,814	3,224,562	14,427,868	8,617,317

Gross profit	6,279,821	4,734,646	17,385,346	13,198,600

Operating expenses:
Research and development	1,099,367	851,296	3,031,630	2,387,939
Selling, general and administrative	3,143,334	2,395,714	9,058,347	7,104,212
Total operating expenses	4,242,701	3,247,010	12,089,977	9,492,151

Operating income	2,037,120	1,487,636	5,295,369	3,706,449

Interest expense	(172,784)	—	(704,267)	—
Interest income	5,826	185,652	121,505	432,495
Other income	12,869	90,049	57,040	131,504
Income before income taxes	1,883,031	1,763,337	4,769,647	4,270,448

Income tax expense	330,511	339,958	951,461	877,315

Net income	$1,552,520	$1,423,379	$3,818,186	$3,393,133

Net income per common share:
Basic	$0.09	$0.08	$0.22	$0.19
Diluted	$0.09	$0.08	$0.22	$0.19

Weighted average shares outstanding:
Basic	17,461,652	7,576,969	17,455,903	17,415,358
Diluted	17,467,259	17,577,588	17,476,089	17,419,265

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June		Nine Months Ended June
	2023	2024	2023	2024
Net Income	$1,423,379	$1,552,520	$3,393,133	$3,818,186
Income tax expense	339,958	330,511	877,315	951,461
Interest expense	(185,652)	172,784	(432,495)	588,588
Depreciation and amortization	87,503	611,155	258,892	1,437,232
EBITDA	$1,665,188	$2,666,970	$4,096,845	$6,795,467

Acquisition related costs	246,199	175,278	246,199	517,352
CFO transition, ATM Costs and other strategic initiatives	-	233,678	-	612,907
Adjusted EBITDA	$1,911,387	$3,075,926	$4,343,044	$7,925,726

Adjusted EBITDA margin	24.0%	26.1%	19.9%	24.9%

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended June		Nine Months Ended June
	2023	2024	2023	2024
Net Income	$1,423,379	$1,552,520	$3,393,133	$3,818,186
Acquisition related costs	246,199	175,278	246,199	517,352
CFO transition, ATM Costs and other strategic initiatives	-	233,678	-	612,907
Tax impact	51,702	85,881	51,702	237,354
Adjusted Net Income	$1,617,876	$1,875,595	$3,587,630	$4,711,091

Diluted shares outstanding	17,577,588	17,467,259	17,419,265	17,476,089

Diluted earnings per share as reported	$0.08	$0.09	$0.19	$0.22
Total EPS effect	$0.01	$0.02	$0.01	$0.05
Adjusted diluted earnings per share	$0.09	$0.11	$0.21	$0.27

Free Cash Flow

	Three Months Ended June		Nine Months Ended June
	2023	2024	2023	2024
Operating Cashflow	$(1,274,180)	$934,052	$937,925	$5,350,891
Capital Expenditures	84,933	203,279	165,084	511,927
Free Cash Flow	$(1,359,113)	$730,773	$772,841	$4,838,964

Net Debt and Net Debt Leverage Ratio

	Three Months Ended June
	2023		2024
Total Debt	$20,000,000		$9,859,074
Cash	$2,572,233		$521,041
Net Debt	$17,427,767		$9,338,033

Net Leverage Ratio	2.6	x	0.8	x